Report of Independent Auditors
To the Trustees
Neuberger Berman Income Funds
In planning and performing our audits of the financial statements of Neuberger Berman Income Funds (comprising, respectively, Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Yield Bond Fund, Neuberger Berman Institutional Cash Fund, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Money Fund and Neuberger Berman Municipal Securities Trust) for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statement and to comply with the requirement for Form N-SAR, not to provide assurance on internal control.
The management of Neuberger Berman Income Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions, or that the effectives of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matter in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined as of October 31, 2001.
This report is intended solely for the information and use of Management and Board of Trustees of


Neuberger Berman Income Funds and Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.
Boston, Massachusetts
December 5, 2001